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                      AMENDMENT NO. 1 TO RIGHTS AGREEMENT


        AMENDMENT NO. 1 TO RIGHTS AGREEMENT, dated as of November 23, 1994, between RELIANCE ELECTRIC COMPANY, a Delaware corporation (the "Company"), and SOCIETY NATIONAL BANK, a national banking association (the "Rights Agent"), amending the Rights Agreement, dated as of August 29, 1994, between the Company and the Rights Agent (the "Rights Agreement").

                              W I T N E S S E T H

        WHEREAS, on October 21, 1994, ROK Acquisition Corporation, a Delaware corporation ("ROK") and a wholly-owned subsidiary of Rockwell International Corporation, a Delaware corporation ("Rockwell"), commenced an all-cash tender offer for all outstanding shares of common stock of the Company (the "Initial Offer");

        WHEREAS, on November 21, 1994, Rockwell, ROK and the Company entered into an Agreement and Plan of Merger (the "Rockwell Merger Agreement") pursuant to which Rockwell and ROK amended the Initial Offer (the "Amended Offer");

        WHEREAS, the Company represented in the Rockwell Merger Agreement that it would amend the Rights Agreement as set forth in this Amendment; and

        WHEREAS, Section 27 of the Rights Agreement provides that the Company may supplement or amend the Rights Agreement to make any provisions with respect to the Rights which the Company may deem necessary or desirable;

        NOW, THEREFORE, in consideration of the premises and mutual agreements set forth in the Rights Agreement and this Amendment, the parties hereby agree as follows:

        1. Section 1 of the Rights Agreement is hereby amended by adding the following definitions thereto:


             "Amended Offer" shall have the meaning set forth in the Rockwell Merger Agreement.

             "Initial Offer" shall have the meaning set forth in the Rockwell Merger Agreement.

             "ROK" shall mean ROK Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of Rockwell.

             "Rockwell" shall mean Rockwell International Corporation, a Delaware corporation.
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                 "Rockwell Merger" shall mean the merger of ROK into the
        Company as contemplated by the Rockwell Merger Agreement.

                "Rockwell Merger Agreement" shall mean the Agreement and Plan of Merger, dated as of November 21, 1994, by and among Rockwell, ROK and the Company, as the same may be amended in accordance with the terms thereof.

                2. Section 1(a) of the Rights Agreement is hereby amended by adding to the end thereof the following:

        "Notwithstanding anything to the contrary contained herein, neither Rockwell nor ROK shall be or become an "Acquiring Person" as a result of the announcement, commencement or consummation of the Initial Offer or the Amended Offer, the execution of the Rockwell Merger Agreement or any amendment thereto or the consummation of the transactions contemplated thereby (including, without limitation, the Rockwell Merger)."

                3. Section 1(l) of the Rights Agreement is hereby amended by adding to the end thereof the following:

        "Notwithstanding anything to the contrary contained herein, no "Shares Acquisition Date" shall occur as a result of the announcement, commencement or consummation of the Initial Offer or the Amended Offer, the execution of the Rockwell Merger Agreement or any amendment thereto or the consummation of the transactions contemplated thereby (including, without limitation, the Rockwell Merger)."

                4. Section 1(n) of the Rights Agreement is hereby amended by adding to the end thereof the following:

        "Notwithstanding anything to the contrary contained herein, no "Trigger Event" shall be deemed to have occurred as a result of the announcement, commencement or consummation of the Initial Offer or the Amended Offer, the execution of the Rockwell Merger Agreement or any amendment thereto or the consummation of the transactions contemplated thereby (including, without limitation, the Rockwell Merger)."

                5. Section 3(a) of the Rights Agreement is hereby amended by adding to the end thereof the following:

        "Notwithstanding anything to the contrary contained herein, no Distribution Date shall occur as a result of the announcement, commencement or consummation of the Initial Offer or the Amended Offer, the execution of the





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        Rockwell Merger Agreement or any amendment thereto or the consummation of the transactions contemplated thereby (including, without limitation, the Rockwell Merger), and no Distribution Date will, in any event, occur prior to the effective time of the Rockwell Merger or the earlier termination of the Rockwell Merger Agreement."

                6. Section 7(a) of the Rights Agreement is hereby amended by replacing the word "or" with a comma immediately prior to the symbol "(iv)" and by adding to the end thereof the following:

        "or (v) immediately prior to the effective time of the Rockwell Merger."

                7. Section 13 of the Rights Agreement is hereby amended by adding to the end thereof the following:

        "Notwithstanding anything to the contrary contained herein, the provisions of this Section 13 will not apply to or be triggered by the execution of the Rockwell Merger Agreement or any amendment thereto or the consummation of the transactions contemplated thereby (including, without limitation, the Rockwell Merger)."

                8. The Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Amendment. The Rights Agent shall not be under any responsibility in respect of the validity of this Amendment or the execution and delivery hereof (except the due execution hereof by the Rights Agent).

                9. The term "Agreement" as used in the Rights Agreement shall be deemed to refer to the Rights Agreement as amended by this Amendment No. 1.

               10. Except as set forth herein, the Rights Agreement shall remain in full force and effect and shall be otherwise unaffected hereby.

               11. This Amendment No. 1 may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.





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        IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to be duly executed, all as of the day and year first above written.

                                        RELIANCE ELECTRIC COMPANY


                                        By:  /s/ William R. Norton
                                           ---------------------------
                                             Name:  William R. Norton

                                             Title: Vice President, General
                                                    Counsel and Secretary



                                        SOCIETY NATIONAL BANK,
                                          as Rights Agent


                                        By:  /s/ Debra Kindred
                                           ---------------------------
                                             Name:  Debra Kindred

                                             Title: Trust Officer/Assistant
                                                    Secretary








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